UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 14, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2020, Success Entertainment Group International, Inc. (OTCQB: SEGN), a/k/a Renavotio, Inc. (“RI”) (the “Company”), today announced its recently-filed unaudited financial results for the second quarter ended June 30, 2020. For further information, please refer to the Company’s recently-filed 10Q on EDGAR.

•	Revenue –Due to a new focus on domestic U.S. business opportunities, coupled with the declining overseas revenues from the COVID-19 pandemic’s economic impact, Renavotio has decided to close and spin off its overseas operations as of June 30, 2020. This will complete the restructuring of SEGN for our launch as Renavotio, Inc (“RI”). The Company’s newly-acquired subsidiary, Renavotio Infratech (“RII”), and its newly-launched Medical Infrastructure division, spearheaded by the Company’s Letter of Intent (“LOI”) to acquire PPE Solutions Group, Inc., should set a strong growth path forward for that division. The recent acquisition of Utility Management Corp. (UMC) fulfills the organic base of three (“3”) operating divisions with infrastructure management thru Utility Management & Construction, LLC (UMCCO), and underground infrastructure installation with Cross-Bo Constructions, LLC. Renavotio projects consolidated revenues of over $10,000,000 for the full-year 2020.

•	Recent Acquisitions– The terms and conditions of the Renavotio Infratech, Inc. and Utility Management Corp. acquisitions were not completed in total until after the end of the second quarter. Therefore, their financials will not be consolidated with that of the Company’s until the third quarter of 2020. This should complete the transition of the historical financials related to the existing overseas subsidiaries, including the completed cancelation of 30 million shares, the proposed spin-off of all of the previous operating subsidiaries, and the final issuance of 6 million shares required to complete the terms and conditions pursuant to the Stock Exchange Agreement signed on April 3, 2020.

•	Total expenses – We expect to incur marketing and advertising expenses in order to grow in certain areas, such as new website development, social media programs and engagement, telemarketing, and virtual events. Furthermore, we plan to continue investing in product development and to recruit market specific talent and key management hires to achieve our growth objectives. With headcount expansion and planned growth, the increased expenses should be more than offset by the anticipated new revenue for 2020.

•	Capital expenditures – We plan to grow our CapEx investments to enhance and expand our infrastructure and acquisition footprint over the next twenty-four (24) months.

•	Tax rates – We expect our full-year 2020 tax rate will be in the high-teens; although, we may see fluctuations in our quarterly tax rate, depending upon our financial results.

•	Recent Events - The Company has redeemed its notes with EMA Financial, LLC and Crown Bridge Partners, LLC, and has also completed the sale and transfer of Power Up Lending Group LTD’s convertible notes to Redstart Holdings Corp. The recent notes entered into by the Company are more conventional convertible notes with a floor and an amortization schedule giving the Company the option to prevent any future dilution. The Company continues to provide all required information to FINRA with the goal finalizing its request for a name change and ticker symbol change this quarter. The Company is also putting new protocols in place to protect against cybercrime, due to a recent intrusion into its internet communication which caused a minor loss in capital, and has been identified and eliminated. With the appointment of Dr. Robert Mackey to its Board of Directors, and the formation of Compensation and Audit committees, the Company continues to put structures in place to be fully Sarbanes-Oxley Act compliant as it moves towards its next steps in growth.

•	Future Expansion – Our Personal Protective Equipment (PPE) & Medical Manufacturing division’s initial pilot program for PPE products allowed the Company to develop long term relationships with both domestic and overseas manufactures during the second quarter of 2020. RI continues to focus on “Made in the USA" products. The Company is pursuing partnerships and/or participation in proposed manufacturing facilities in the U.S. RI has targeted four (4) primary PPE products: Gowns, Gloves, Masks, and Disinfecting Cleaners.

•	Impact of COVID-19 on Outlook - Our business has been impacted by the COVID-19 pandemic we, like many companies, are facing a period of uncertainty in terms of the world’s business outlook. The pandemic has created a unique opportunity for our PPE & Medical Manufacturing Divisions, however, which is beginning to open up new opportunities for our other two (“2”) infrastructure divisions. We expect our business performance could be impacted by issues beyond our control, including the duration and efficacy of shelter-in-place orders, the effectiveness of economic stimuli around the world, and the fluctuations of currencies relative to the U.S. dollar, among other factors.

In response to the current COVID-19 medical crisis and the continuing need for such products - both now and in the future - RII recently acquired data records and websites targeting telecommunication markets, health and wellness markets, and potential customers such as medical practitioners, pharmacies, health industry professionals, government, and hospitals. The Company has also recently completed product-specific websites that should provide revenue generating opportunities and leads for each of the operating divisions. This data should be a huge benefit to the Company and help expand its medical and utility infrastructure brands, product marking websites, and customer data bases. RI plans to launch these branded marketing websites to drive business and capture interested parties contact information and to facilitate organic growth in these vertical markets in the near future.

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“We are very excited to be nearing completion of Renavotio’s business transformation by building out our three operating divisions: Utility Management & Construction, Infrastructure, and Personal Protective Equipment (PPE) & Medical Manufacturing. We hope to close our acquisition of PPE Solutions Group, Inc. soon, and expect to report meaningful revenue in the third quarter of 2020 once we report our consolidated financials from acquisitions closing in that quarter. We look forward to continued growth in the coming quarters and believe that our re-branding and new focus for the Company will create shareholder value in the near future,” said William “Billy” Robinson, CEO.

Second Quarter 2020 Operational and Other Financial Highlights

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Six Months Ended June 30, 2020
	2020	2019

Revenue	$-	$194,641
Cost of Revenues	-	98,858
Gross Profit	-	95,783

Operating Expenses
General and administrative	254,659	520,004

Net Income (Loss) from Operation before Taxes	(254,659)	(424,221)

Provision for Income Taxes	-	-

Net Income (Loss)	(254,659)	(424,221)

Earnings (Loss) per Common Share-Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	82,033,352	75,000,000

Cautionary Statement Regarding Forward-Looking Information

This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," "plans," or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company's filings with the SEC.

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Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release Dated August 14, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2020	By:	/s/ William Robinson
William Robinson
President, Secretary, and Director

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